SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]


Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Global Payment Technologies, Inc.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1) Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B Oser Avenue,
                            Hauppauge, New York 11788



                                           March 28, 2007



Dear Fellow Stockholders:

         You are cordially invited to attend our 2007 Annual Meeting of Stockholders, which will be held on Wednesday, April 25, 2007 at 10:00 a.m., at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788.

         The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

         Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                           Cordially,


                                           STEPHEN NEVITT
                                           President and Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                                425B Oser Avenue,
                            Hauppauge, New York 11788

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2007

                                -----------------

To the Stockholders of
GLOBAL PAYMENT TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on April 25, 2007 at 10:00 a.m., Eastern Standard Time, for the following purposes:

                    1. To elect one (1) Class III director to serve until the Annual Meeting of Stockholders to be held in the year 2010 and until his successor is elected and qualified; and

                    2. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                           By Order of the Board of Directors,

                                           WILLIAM MCMAHON
                                           Secretary

Hauppauge, New York
March 28, 2007

--------------------------------------------------------------------------------

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.

                               -------------------

                                 PROXY STATEMENT

                               -------------------

         This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2007 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Wednesday, April 25, 2007 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         The Company intends to mail this Proxy Statement and the accompanying proxy to stockholders on or about March 28, 2007.

         The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

         Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company is:

                                425B Oser Avenue,
                            Hauppauge, New York 11788
                          Telephone No.: (631) 231-1177


                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on March 26, 2007 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of February 28, 2007, there were issued and outstanding 6,218,201 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock that is outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

         Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

         Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

         Effect of Abstentions and Broker Non-Votes: Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

         The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as indicated above.


                                   PROPOSAL 1
                         ELECTION OF CLASS III DIRECTOR

         The Company's Board of Directors consists of five directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 2008, 2009 and 2007 Annual Meeting of Stockholders, respectively. At each annual meeting, directors are chosen to succeed those in the Class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's stockholders except for Mr. Goldberg who was appointed by the Board of Directors in January 2006, respectively. At the Annual Meeting, one (1) Class III director will be elected.

         Shares represented by valid proxies in the form accompanying this Proxy Statement will be voted for the election of the nominee named below, unless authority is withheld. Should the nominee listed below be unable to serve, it is intended that the proxies will be voted for such other nominee as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of Elliot Goldberg to serve as director upon his nomination at the Annual Meeting. Mr. Goldberg has indicated to the Board that he expected to be available to continue to serve as a director of the Company.

Recommendation

         THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED ONE
(1) CLASS III DIRECTOR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS III DIRECTOR.

Nominees For Director

         The following table sets forth certain information concerning the nominee for director of the Company:

Name                             Positions with the Company            Age
----                             --------------------------            ---

Elliot H. Goldberg...........    Director                               67



Information About Nominee

         Elliot H. Goldberg has been a director of the Company since January 2006. Mr. Goldberg has been the senior partner at the public accounting firm of Liebman, Goldberg & Drogin LLP since May 1, 1997. From 1967 to May 1, 1997 he operated the public accounting firm of Elliot H. Goldberg CPA PC., which then merged into Liebman Goldberg & Drogin, LLP. Mr. Goldberg has been a member of the New York State Society of CPAs and American Institute of Certified Public Accountants since 1967. Since 1971 Mr. Goldberg has been President of Lor-Deb Enterprises Ltd., an insurance consulting brokerage firm. Mr. Goldberg received a Bachelor of Arts Degree in Economics in 1963 and a Bachelor of Business Administration Degree in Accounting in 1965 from the City University of N.Y.


Current Members of the Board of Directors

         The current directors of the Company, their respective age, Class and term of office and biographical information is as set forth below.

Director                   Age             Class          Term Expires at
--------                   ---             -----          ---------------
Richard E. Gerzof          62              I              2008 Annual Meeting
William H. Wood            64              I              2008 Annual Meeting
Matthew Dollinger          64              II             2009 Annual Meeting
Stephen Nevitt             59              II             2009 Annual Meeting
Elliot H. Goldberg         67              III            2007 Annual Meeting

Biographical Information

         Richard E. Gerzof has been Chairman of the Board of Directors since March 2004, Vice Chairman of the Board of Directors from May 2003 to March 2004, and a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He has also been a partner in the Frank's Steaks Restaurant chain since 1993.

         William H. Wood has been a Director of the Company since August 2004 and Chairman of the Nominating Committee since January 2005. He was President of the Company from January 1993 to March 1998 and served as Chief Executive Officer of the Company from April 1993 to May 1996. He was a director of the Company from May 1993 to March 1999. From October 2005 to September 2006, Mr. Wood provided consulting services to the Company and received $28,000 on an annual basis. From April 1999 to July 2004 he was self employed in various consulting and sales assignments in the beverage and vending industries, and was engaged in community activities and private investments. From January 1990 until January 1993 he held various executive positions at Maytag Corp./Dixie Narco Division, including Director of Product Development (January 1990 to June 1990), Vice President, Engineering and Technical Resources (July 1990 to April 1992), and Vice President, Gaming and OEM Business (May 1992 to January 1993). From July 1990 to January 1993 he was also a corporate officer of Maytag Corp., with responsibilities in its Dixie Narco Division.

         Matthew Dollinger has been a director of the Company since April 25, 2006. Mr. Dollinger has been a senior member of the law firm of Dollinger, Gonski & Grossman since its formation in 1977. The firm is primarily engaged in Commercial and Real Property litigation in the Federal and State Courts located in the States of New York, New Jersey and Florida. Mr. Dollinger is licensed to practice law in New York and Florida as well as before various United States District Courts and the United States Supreme Court. Mr. Dollinger is a member of the New York State Bar Association, Florida Bar Association, Nassau County Bar Association, Brooklyn Bar Association, Suffolk County Bar Association and the American Bar Association. Mr. Dollinger participates as a member of the Commercial Litigation and Real Property Committees in various state bar associations. Mr. Dollinger has lectured to bar associations and non-bar association groups in the fields of Commercial Litigation, Title Insurance and Ethical matters involving attorneys and clients. Mr. Dollinger received a Juris Doctor Degree in 1969 from Brooklyn Law School and a Bachelor of Arts Degree in 1966 from Long Island University.

         Stephen Nevitt has been President and Chief Executive Officer of the Company since November 2005 and a director of the Company since January 2005. From September 2003 To September 2005, he was a partner in Solar Crossings LLC, an international marketing and sales agency that is consulting on the commercial launch of new sunglass technologies. From August 2000 through August 2003, Mr. Nevitt was a consultant to Bushnell Performance Optics, a leading global distributor of sunglasses, binoculars and range finders. From November 1976 to August 1995 Mr. Nevitt worked in a family sunglass business. In 1995 his company successfully completed an initial public offering trading under the name Solar-Mates, Inc. In 1997 his company acquired the Serengeti Eyewear division from Corning Inc. The company, now known as Serengeti Eyewear, Inc., was purchased by strategic buyers in August 2000. Mr. Nevitt served as President/CEO of the company from October 1992 to August 2000.



Independent Directors

         The Board of Directors has determined that Matthew Dollinger, Richard
E. Gerzof, Elliot H. Goldberg, and William H. Wood meet the current independence requirements under the listing standards of the NASDAQ Capital Market System. The Board of Directors made these determinations based primarily upon discussions with them regarding their employment and compensation history, affiliations and family and other relationships. The Board of Directors determined that there were no material relationships between any of such persons and the Company that could interfere with their exercise of independent judgment and that each meets the current independence requirements applicable to independent directors under the listing standards of the NASDAQ Capital Market System to serve on the Board of Directors.



Committees

         During the fiscal year ended September 30, 2006 the Company's Board of Directors held ten meetings. The Board of Directors has a Compensation Committee, comprised of Messrs. Gerzof, Goldberg (effective January 2006), Dollinger (effective April 2006), Nevitt (from January 2005 until November
2005), and Seidenberg (from April 2004 to April 2006). The Board of Directors also has an Audit Committee, comprised of Messrs. Gerzof, Goldberg (effective January 2006), Dollinger (effective April 2006), Nevitt (from January 2005 until November 2005), and Seidenberg (from April 2004 to April 2006), and a Nominating Committee, comprised of Messrs. Gerzof, Goldberg (effective January 2006), Nevitt (from January 2005 until November 2005), and Wood. Each director attended all of the meetings of the Board of Directors and of each committee of which he was a member held while he was a director or member of such committee. The Board of Directors encourages all of its members to attend the Company's annual meeting. Continued lack of attendance at annual meetings without a valid excuse will be considered by the independent members of the Board of Directors when determining those board members who will be recommended to the Board of Directors for re-election. All of the directors attended the last annual meeting of stockholders.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held four meetings during fiscal 2006.

         The Audit Committee meets with management and the Company's independent registered public accounting firm to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held five meetings during fiscal 2006. The Audit Committee has been established in accordance with

Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee met the independence requirements for audit committee members under the listing standards of the NASDAQ Capital Market. The Audit Committee's financial expert is Mr. Goldberg who is independent pursuant to Item 7(d)(3)(iv) of Schedule 14A. The Committee has oversight responsibility as to the Company's accounting; auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report", below.

         The Nominating Committee considers nominees for director recommended by stockholders of the Company. The Nominating Committee held three meeting during fiscal 2006. Stockholders may forward the name, address and biographical information of a potential nominee to Board of Directors of Global Payment Technologies, Inc., c/o Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788. A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be "independent", as such term is defined in the Nasdaq Marketplace Rules and applicable of Securities and Exchange Commission ("SEC") regulations. The Nominating Committee will evaluate a potential nominee by personal interview, such interview is to be conducted by one or more of the Nominating Committee members, and/or any other method the Nominating Committee deems appropriate, which may, but need not, includes a questionnaire. The Board of Directors need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election. The Nominating Committee charter is not available on the Company's website, but is attached as Exhibit B to this Proxy Statement.


Audit Committee Report

         Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent registered public accounting firm has the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended September 30, 2006, the Audit Committee:

o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2006 with management and Eisner LLP, the Company's independent registered public accounting firm;

o Discussed with Eisner LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended, relating to the conduct of the audit; and

o Received the written disclosures and the letter from Eisner LLP regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee also discussed Eisner LLP's independence with Eisner LLP and considered whether the provision of non-audit services rendered by Eisner LLP was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended September 30, 2006 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                          Respectfully,

                                           Elliot H. Goldberg
                                           Richard E. Gerzof
                                           Matthew Dollinger




Stockholder Communications

         Stockholders may communicate directly with the Board of Directors by sending communications to Board of Directors of Global Payment Technologies, Inc., c/o Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788.


Code of Ethics

         The Company has adopted a code of ethics that applies to its directors, executives and employees. The Company has filed a copy of its code of ethics as
Exhibit 14 to its annual report on Form 10-K for the fiscal year ended September 30, 2004. The Company intends to report amendments to or waivers from the Company's code of ethics that are required to be reported pursuant to the rules of the Securities and Exchange Commission on Form 8-K. The code of ethics is not available on the Company's website.


Information about Non-Director Executive Officers

         The following table sets forth certain information with respect to the non-director executive officer of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Name               Age     Position
----               ---     --------

William McMahon    54      Vice President, Chief Financial Officer and Secretary

William McMahon has been Vice President, Chief Financial Officer and Secretary of the Company since April 17, 2006. From October 2001 until April 16, 2006 Mr. McMahon was Senior Vice President of Buccino & Associates, Inc. a national turnaround consulting firm. From September 2000 to October 2001, Mr. McMahon served as Chief Financial Officer of Bobby Allison Wireless, a publicly traded retailing operation. Mr. McMahon was Chief Financial Officer of Serengeti Eyewear, Inc., from June 1998 to September 2000. From December 1992 to June 1998, Mr. McMahon was Director of Development for Uniroyal Technology Corporation, a manufacturer of specialty plastics and acrylics. From June 1984 to December 1992, Mr. McMahon was Vice President of Buccino & Associates, Inc. a national turnaround firm. Mr. McMahon received a Bachelor of Science in Commerce and Accounting from DePaul University in Chicago, Illinois in 1974.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during or with respect to the fiscal year ended September 30, 2006 all reports under Section 16 (a) have been timely filed.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 28, 2007, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each current executive officers of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as of February 28, 2007 as a group:

                                                                   Percentage of
                                        Amount and Nature of       Outstanding
       Name and Address (1)           Beneficial  Ownership (2)    Shares Owned
       --------------------           -------------------------    ------------



Doucet Capital LLC                            325,131 (3)              5.2%
 2204 Lakeshore Drive, Suite 218
 Birmingham, AL 35209

Directors and Officers
----------------------
Stephen Nevitt                                521,500 (4)              7.7%
 c/o Global Payment Technologies, Inc.
 425B Oser Avenue
 Hauppauge, NY 11788

Richard Gerzof                                501,100 (5)              7.9%
 873 Remsens Lane
 Upper Brookville, NY 11771

William Wood                                  291,152 (6)              4.7%

William McMahon                               250,000 (7)              3.9%

Matthew Dollinger                              21,500 (8)               *

Elliot Goldberg                                 7,500 (9)               *

All directors and executive officers
as a group (6 persons)                      1,592,752 (10)            22.3%



* Less than 1%

(1) Under the rules of the SEC, addresses are only provided for beneficial owners if in excess of 5% of the Company's Stock.

(2) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to stock options held by the person in question relates to stock options which were exercisable/ issuable on or within 60 days of record date, March 26, 2007.
(3) The information as to beneficial ownership of Doucet Capital, LLC ("Doucet") is based solely on the Schedule 13G filed by Doucet on February 13, 2007, showing it had shared voting and disposition power over 325,131 shares as of December 31, 2006.
(4) Consists of 521,500 shares issuable upon exercise of currently exercisable options.
(5) Includes 125,500 shares issuable upon exercise of currently exercisable options.
(6) Includes 10,000 shares issuable upon exercise of currently exercisable options.
(7) Consists of 250,000 shares issuable upon exercise of currently exercisable options.
(8) Consists of 21,500 shares issuable upon exercise of currently exercisable options.
(9) Includes 6,500 shares issuable upon exercise of currently exercisable options.
(10) Includes 935,000 shares issuable upon exercise of currently exercisable options.


EQUITY COMPENSATION PLAN INFORMATION
------------------------------------

         The table below sets forth certain information as of the Company's fiscal year ended September 30, 2006 regarding the shares of the Company's common stock available for grant or granted under stock option plans that (i) were adopted by the Company's stockholders and (ii) were not adopted by the Company's stockholders.

                                                                                           Number of securities
                                                                                       remaining available for future
                               Number of securities to be        Weighted-average          issuance under equity
                                 issued upon exercise of        exercise price of      compensation plans (excluding
                              outstanding options, warrants    outstanding options,  securities in the first column of
                                       and rights              warrants and rights             this table)
                              -----------------------------   ---------------------  ---------------------------------
Equity Compensation                   1,290,550                      $ 3.12                    1,448,485
plans approved by
security holders

Equity Compensation                 Not Applicable                 Not Applicable             Not Applicable
plans not approved by
security holders

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and all other executive officers whose salary and bonus exceeded $100,000 for the 2006 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 2006, 2005 and 2004 fiscal years.

                                                                                                        Long-Term
                                                                 Annual Compensation                   Compensation
                                                                 -------------------                   ------------
                                                                                                        Securities
           Name and Principal                                                                           Underlying
               Position                        Year               Salary              Bonus               Options
           ------------------                  ----               ------              -----            ------------
Stephen H. Nevitt (1)...........               2006              $251,800               ---               500,000
         President and Chief
         Executive Officer
William McMahon (2).............               2006               $88,000               ---               250,000
         Vice President and
         Chief Financial Officer
Thomas Oliveri (1)..............               2006              $264,000               ---                   ---
         Executive Vice                        2005               231,000           $15,000                15,000
         President and Chief                   2004               200,000               ---               100,000
         Operating  Officer
Thomas McNeill (2)..............               2006              $100,187               ---                   ---
         Vice President, Chief                 2005               171,000            $4,000                   ---
         Financial Officer                     2004               161,000            10,000                25,000


(1) Effective November 2005, Mr. Nevitt replaced Mr. Oliveri as President and Chief Executive Officer and Mr. Oliveri assumed the positions of Executive Vice President and Chief Operating Officer.

(2) Effective April 17, 2006, Mr. McMahon replaced Mr. McNeill as Vice President and Chief Financial Officer


                        Option Grants in Last Fiscal Year
                               (Individual Grants)
                                                                                                 Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                       of Stock Price
                                                 % of Total Options                                Appreciation for Option
                          Number of Securities       Granted to         Exercise                            Term
                           Underlying Options       Employees in         Price      Expiration      -----------------------
            Name                 Granted             Fiscal Year        ($/Share)      Date         At 5%            At 10%
            ----                 -------             -----------        ---------      ----         -----            ------
  Stephen Nevitt.........       250,000 (1)            30.1%              $2.85      11/6/2012     $290,059          $675,961
  Stephen Nevitt.........       250,000 (2)            30.1%              $2.18      11/6/2012     $185,352          $420,501
  William McMahon               250,000 (3)            30.1%              $1.90      4/16/2013     $193,373          $450,641


          (1) These options were awarded at the fair market value of the Company's Common Stock at November 7, 2005, the date of the award, and become exercisable in cumulative annual installments of 33.3% per year on each of the first three anniversaries of the grant date. The options were awarded for services as an executive officer.
          (2) These options were awarded at the fair market value of the Company's Common Stock at April 25, 2006, the date of the award, and become exercisable in cumulative annual installments of 33.3% per year on each of the first three anniversaries of the grant date. The options were awarded for services as an executive officer.
          (3) These options were awarded at the fair market value of the Company's Common Stock at April 17, 2006, the date of the award, and become exercisable in cumulative annual installments of 33.3% per year on each of the first three anniversaries of the grant date. The options were awarded for services as an executive officer.

        No SARS were granted in the last fiscal year.




          Aggregated Option Exercises and Fiscal Year End Option Values

                                                   Number of Securities
                                                  Underlying Unexercised          Value of Unexercised
                                                       Options at                 In-the-Money Options
                     Shares Acquired               September 30, 2006             September 30, 2006(1)
                       on Exercise     Value       ------------------           --------------------------
    Name                  (#)         Realized   Exercisable/Unexercisable      Exercisable/Unexercisable
    ----                  ---         --------   -------------------------      --------------------------
Stephen Nevitt.......     ---              ---     14,333       507,167            $  ----           ----
William McMahon......     ---              ---                  250,000            $  ----           ----


     (1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 2006 was $1.29 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

No SARS were exercised during the last fiscal year or were outstanding at fiscal year end.

Compensation of Directors

Each non-employee director is entitled to receive the following:

Annual Board retainer                         $12,000
Annual Audit Committee Chairman fee             4,000
Annual Compensation Committee Chairman fee      1,000
Board meeting fee                               1,000
Committee meeting fee                             500

Each non-employee director may elect to receive stock options in lieu of cash compensation. Employee directors do not receive director fees.

         The following chart summarizes the stock options granted and cash compensation paid to directors for services rendered as directors during the 2006 fiscal year pursuant to the preceding table and their respective elections:

                               Options           Cash
                               Granted           Compensation
                               -------           ------------
Richard E. Gerzof               23,500                 $0
William H. Wood                  3,500             21,000
Elliot H. Goldberg               6,500             16,050
Matthew Dollinger               21,500                  0
Edward Seidenberg                    0             15,400
---------------------------    -------             ------
      Total                     55,000            $52,450
                               =======            =======



Employment Agreements

         Effective November 7, 2005 the Company entered into an agreement with Stephen Nevitt providing for his employment as President and Chief Executive Officer for a one-year term with automatic extensions for additional one-year terms unless and until either the Company or Mr. Nevitt provides 90 days advance written notice of a desire to terminate the agreement. The agreement provided for a salary at a rate of $225,000 per year and bonuses and stock options as determined by the Board of Directors. On January 11, 2006 the Company amended the agreement and increased the annual salary from $225,000 to $300,000. The agreement grants Mr. Nevitt options to purchase 250,000 shares of the common stock of the Company at $2.85 per share, the fair market value as of the date of the agreement, which options vest at the rate of 83,333 options on the first anniversary of the date of the agreement and a like amount on each of the second and third anniversaries, and options to purchase an additional 250,000 shares, subject to approval by the shareholders of the Company at its next meeting of stockholders. If such additional options are approved, the exercise price would be the fair market value at the date of the approval and would otherwise be identical to the options previously granted. On April 25, 2006, the options were approved by the shareholders and the Company granted 250,000 options at an exercise price of $2.18. The agreement also provides for participation in employee benefit plans and other fringe benefits. If terminated under a change of control in the second six month period, he would be entitled to $50,000.

         Effective April 17, 2006 the Company entered into an agreement with William McMahon to serve as Vice President and Chief Financial Officer of the Company for a period of one year at an annual salary of $200,000. The agreement grants Mr. McMahon options to purchase 250,000 shares of the Common Stock of the Company at $1.90 per share, the fair market value as of the date of the agreement, which options vest at the rate of 83,333 options on the first anniversary of the date of this agreement and a like amount on each of the second and third anniversaries.



Certain Relationships and Related Transactions

         The Company does not have any relationships or related transactions required to be disclosed.


Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended September 30, 2006 were Messrs. Gerzof, Dollinger (effective April 2006), Goldberg (effective January 2006), Nevitt (from January 2005 until November 2005), and Seidenberg (from April 2004 to April 2006), and each of whom was, while serving on the Committee, a non-employee director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.




                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. During fiscal 2006, the Compensation Committee was comprised of Messr. Gerzof, Dolliger (effective April
2006), Goldberg (effective January 2006), Nevitt (from January 2005 until November 2005), and Seidenberg (from April 2004 to April 2006), and all of whom were non-employee directors while serving on the Committee. Currently the Compensation Committee is comprised of Messr. Gerzof, Goldberg and Dollinger, all of whom are non-employee directors.

         The objectives of the Company's executive compensation program are to:

               *    Support the achievement of desired Company performance; and

               * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.


EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to employees of the Company.


         Base Salary

         Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.


         Stock Option Program

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees), consultants, and directors who are not employees of the Company.

         The 1994, 1996 and 2000 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plans require that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to certain other limitations. No new options may be granted under the 1994 Stock Option Plan or the 1996 Stock Option Plan.

         On March 8, 2006, the Board of Directors approved the Company's 2006 Stock Option Plan, which is designed to provide an incentive to key employees and non-employee directors of, and consultants to, the Company and to offer an additional inducement in obtaining the services of such persons.

         Benefits

         The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2006.


         Bonus

         Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.


         Chief Executive Officer Compensation

         Mr. Nevitt was appointed to the position of Chief Executive Officer in November 2005 and currently earns an annual base salary of $300,000 and bonuses and stock options as determined by the Company's Board of Directors. Mr. Nevitt was granted 250,000 stock options in November 2005 and an additional 250,000 stock options in April 2006. In making this determination, the Board of Directors took into account the Compensation Committee's recommendations.


         Mr. Oliveri was Chief Executive Officer from January 2004 until November 2005 and earned an annual base salary of $255,000 and bonuses and stock options as determined by the Company's Board of Directors. Effective November 2005, Mr. Nevitt replaced Mr. Oliveri as President and CEO, and Mr. Oliveri assumed the position of Executive Vice President and Chief Operating Officer. In July 2006, Mr. Oliveri resigned from his position as Executive Vice President and Chief Operating Officer.


                                          Richard E. Gerzof
                                          Elliot Goldberg
                                          Members of the Compensation Committee



                                Performance Graph

         Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since September 29, 2001 with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non-Financial Index. The graph assumes $100 was invested at the close of business on September 29, 2001 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.



                             [SEE SUPPLEMENTAL PDF]



                      COMPARISON OF CUMULATIVE TOTAL RETURN

-------------------------------------------------------------------------------------------------------------------------
                                       9/29/01         9/28/02        9/30/03        9/30/04      9/30/05     09/29/06
----------------------------------- ---------------- --------------- ------------- -------------- ----------- -----------
Global Payment Technologies, Inc.       $100            $203            $104          $126          $114         $41
----------------------------------- ---------------- --------------- ------------- -------------- ----------- -----------
NASDAQ Stock Market Index (U.S.)        $100             $79            $120          $127          $145        $153
----------------------------------- ---------------- --------------- ------------- -------------- ----------- -----------
NASDAQ Non-Financial Index              $100             $75            $119          $125          $144        $151
-------------------------------------------------------------------------------------------------------------------------



                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

         Eisner LLP has audited and reported upon the financial statements of the Company for the fiscal years ended September 30, 2006 and 2005. It is currently anticipated that Eisner LLP will be selected by the Audit Committee to examine and report on the financial statements of the Company for the fiscal year ending September 30, 2007. Representatives of Eisner LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         For the fiscal years ended September 30, 2006 and 2005, the Company paid (or will pay) the following fees for services rendered during the audit in respect of those years:


AUDIT FEES

         For the fiscal years ended September 30, 2006 and 2005 Eisner LLP billed the Company $128,000 and $113,000, respectively, for services rendered for the audits of the Company's annual financial statements included in its reports on Form 10-K and the reviews of the financial statements included in its reports on Form 10-Q filed with the SEC.

AUDIT RELATED FEES

         None.


TAX FEES

         For the fiscal years ended September 30, 2006 and 2005 the Company was billed $31,000 and $15,000, respectively, by Eisner LLP in connection with the preparation of tax returns and the provision of tax advice.


ALL OTHER FEES

         For each of the fiscal years ended September 30, 2006 and 2005 Eisner LLP billed the Company $15,000 and $13,000, respectively, in connection with the audit of its employee benefit plans.

         The Audit Committee pre-approves all work performed by the Company's auditors.



                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2008 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than October 30, 2007. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York 11788. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy) will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after February 12, 2008.

                                OTHER INFORMATION

         An annual report to stockholders for the year ended September 30, 2006 is being furnished herewith to each stockholder of record as of the close of business on March 26, 2007. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                                425B Oser Avenue,
                            Hauppauge, New York 11788
                      Attention: William McMahon, Secretary

         In addition, copies of any exhibits to the Annual Report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                             By Order of the Board of Directors,

                                             WILLIAM MCMAHON
                                             Secretary
March 28, 2007

                                   PROXY CARD


PROXY                                                                      PROXY
-----                                                                      -----

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (Solicited on behalf of the Board of Directors)


         The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Stephen Nevitt and William McMahon, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2007 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on Wednesday, April 25, 2007 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

                  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

                  Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the listed nominee to serve as a director.

The Board of Directors recommends a vote FOR the listed nominees.


1.   Election of one (1) Class III Director
     Nominee: Elliot H. Goldberg

        |_| FOR  listed nominee (except as noted to the contrary)

        |_| WITHHOLD AUTHORITY to vote for the listed nominee

(Instruction: To withhold authority to vote for the nominee, circle the nominee's name above.)

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.



PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                         The shares represented by this Proxy will be voted in
                    the manner directed. In the absence of any direction, the shares will be voted FOR the nominee named in Proposal 1 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

                    Dated :                                       , 2007
                           ---------------------------------------

                    ----------------------------------------------------

                    ----------------------------------------------------
                       Signature(s)

                    (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                         PLEASE MARK AND SIGN ABOVE AND
                                RETURN PROMPTLY.